Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and
Management of Dell Technologies, Inc.:

We have audited the accompanying financial statements of Enterprise Content Division of Dell Technologies, Inc., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, of cash flows and of changes in net investment of Parent for the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Content Division of Dell Technologies, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As discussed in Note A to the financial statements, EMC entered into a Master Acquisition Agreement to divest the Enterprise Content Division.

As discussed in Note K to the financial statements, the Enterprise Content Division has entered into significant transactions with its Parent, Dell Technologies, Inc., a related party.

/s/ PricewaterhouseCoopers LLP
Boston, MA
March 31, 2017

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
BALANCE SHEETS
(In thousands)

	As of December 31,
	2016	2015
ASSETS
Current assets:
Accounts receivable, less allowance for doubtful accounts of $2,351 and $6,754, respectively	$150,764	$150,793
Other current assets	7,803	6,624
Total current assets	158,567	157,417
Property, plant and equipment, net	9,604	9,279
Intangible assets, net	4,598	5,804
Goodwill	1,807,859	1,807,859
Deferred income taxes	6,463	17,946
Other assets, net	21,603	28,874
Total assets	$2,008,694	$2,027,179
LIABILITIES AND NET INVESTMENT OF PARENT
Current liabilities:
Accounts payable	12,652	14,749
Accrued expenses	48,973	57,374
Income taxes payable	11,350	25,371
Deferred revenue	168,615	175,719
Total current liabilities	241,590	273,213
Deferred revenue	22,618	15,084
Income taxes payable	3,009	3,475
Other long-term liabilities	4,328	4,544
Total liabilities	271,545	296,316
Commitments and Contingencies (Note I)
Net investment of Parent	1,737,149	1,730,863
Total liabilities and net investment of Parent	$2,008,694	$2,027,179

The accompanying notes are an integral part of the financial statements

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
(In thousands)

	For the year ended December 31,
	2016	2015
Revenues:
License	$161,707	$151,510
Services	418,098	429,418
Total revenue	579,805	580,928
Costs and expenses:
Cost of license	34,097	44,753
Cost of services	147,724	152,384
Research and development	87,465	70,395
Selling, general and administrative	191,255	164,935
Restructuring	1,749	16,651
Total operating expenses	462,290	449,118
Operating income	117,515	131,810
Income tax provision	26,276	25,973
Net income	$91,239	$105,837

The accompanying notes are an integral part of the financial statements

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	For the year ended December 31,
	2016	2015
Net income	$91,239	$105,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,504	34,908
Provision for (recovery of) doubtful accounts	(4,403)	4,354
Non-cash restructuring costs	281	1,202
Impairment of asset	—	1,228
Deferred income taxes	11,483	(5,038)
Changes in assets and liabilities:
Accounts receivable	4,432	10,892
Other assets, net	(3,498)	601
Accounts payable	(2,097)	(4,017)
Deferred revenue	430	(1,840)
Accrued expenses	(8,701)	(3,295)
Income taxes payable	(14,487)	1,203
Other liabilities	(216)	3,447
Net cash provided by operating activities	102,967	149,482

Additions to property, plant and equipment	(5,300)	(2,594)
Capitalized software development costs	(12,714)	(14,950)
Net cash used in investing activities	(18,014)	(17,544)

Net distributions to Parent	(84,953)	(131,938)
Net cash used in financing activities	(84,953)	(131,938)

Net increase/(decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

Non-cash financing activity:
Stock-based compensation from Parent	$14,666	$23,141
Stock-based compensation acceleration due to Merger	$27,039	$—
Retention and incentive compensation from Parent	$24,605	$—
Allocation of corporate functions provided by Parent	$8,505	$8,936

The accompanying notes are an integral part of the financial statements

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
STATEMENTS OF CHANGES IN NET INVESTMENT OF PARENT
(In thousands)

Net Investment of Parent
Balance, December 31, 2014	$1,756,964
Net income	105,837
Net distribution to Parent	(131,938)
Balance at December 31, 2015	$1,730,863
Net income	91,239
Net distribution to Parent	(84,953)
Balance at December 31, 2016	$1,737,149

The accompanying notes are an integral part of the financial statements

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

A.	Basis of Presentation
These accompanying financial statements include the historical accounts of the Enterprise Content Division (“ECD”), which are included in the consolidated financial statements of Dell Technologies, Inc. ("Dell Technologies" or the "Parent", formerly "EMC"). ECD is not a legal entity and did not exist as a legal entity during the periods presented in the accompanying financial statements. As a result, these financial statements may not be indicative of ECD’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had ECD operated as a separate entity apart from Dell Technologies or EMC during the periods presented.
Merger with Dell
On September 7, 2016, EMC became a wholly-owned subsidiary of Dell Technologies as a result of the merger of Universal Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Dell Technologies (“Merger Sub”), with and into EMC, with EMC surviving as a wholly-owned subsidiary of Dell Technologies (the “Merger").
Acquisition by Open Text
In conjunction with the Merger, EMC explored a disposition of ECD, and on September 12, 2016, entered into a Master Acquisition Agreement with Open Text Corporation ("OpenText") to divest ECD for cash consideration of $1.62 billion. The acquisition was closed on January 23, 2017.
Nature of the Business
Headquartered in Pleasanton, California, ECD provides enterprise software and cloud solutions that help organizations leverage their business content throughout its lifecycle to drive their digital agenda. ECD’s offerings include enterprise content management solutions and archiving software. ECD’s enterprise content management solutions enable the digitization and flow of content through organizations and includes intelligent capture of information, enterprise content library services, customer communications, information governance and compliance as well as purpose built industry solutions. ECD’s archiving software helps customers take cost out of their current IT environments by archiving inactive information to decommission legacy applications and make their current applications run better.
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) from the consolidated financial statements and accounting records at Dell Technologies.
In accordance with the provisions of Accounting Standards Update No. 2014-17, ECD has elected not to apply push down accounting with respect to the reporting impacts of the Merger. Thus, these financial statements reflect ECD's activity within Dell Technologies and are prepared utilizing EMC's accounting policies prior to the Merger. Any divergence as a result of the Merger from historical EMC accounting policy is not material for the periods presented.
The financial information reported for ECD in the accompanying balance sheets, statements of operations and statements of cash flows, together with the related footnotes has been compiled from the underlying records of Dell Technologies. These financial statements have been carved out from the historical results of operations, the cost basis of assets and liabilities and the cash flows of Dell Technologies using both specific identification and the allocation methodologies described below. All intercompany balances and transactions within ECD have been eliminated.
Net investment of Parent represents Dell Technologies’s interest in the net assets of ECD and represents the cumulative investment by Dell Technologies in ECD, net of distributions, through the dates presented, inclusive of cumulative operating results. Balances that were not historically settled in cash are included in net investment of Parent.
During the periods presented, ECD functioned as part of the larger group of entities controlled by Dell Technologies, and accordingly, Dell Technologies performed certain services for ECD on an ongoing basis. Therefore, certain costs and related assets, liabilities, and parent investments related to ECD have been allocated from the Parent. These allocated costs are primarily related to corporate administrative and overhead expenses and employee related costs for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, facility and other corporate and infrastructure services. The costs associated with these services and support functions have been allocated to ECD primarily based on a percentage of ECD revenues to EMC’s total revenues, or as a percentage of ECD headcount to EMC’s total headcount, based on the nature of the corporate cost. These methods reflect the best

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

estimate of the time spent by EMC employees within the above functions on tasks related to ECD for the benefit of ECD. Costs allocated for these functions are included in selling, general and administrative expenses within the financial statements. The tax provisions for ECD have been provided using a separate tax return methodology.
Cash has been excluded from ECD’s financial statements. For several of its subsidiaries and divisions including ECD, Dell Technologies uses a centralized approach to cash management and financing of its operations. Accordingly, none of the cash or cash equivalents, debt, and interest thereon not directly related to ECD, has been reflected in these financial statements.
Management believes the assumptions and allocations are reasonable. The expenses and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided to or the benefit received by ECD during the periods relative to the total costs incurred by Dell Technologies. However, the amounts recorded may not be representative of the amounts that would have been incurred had ECD been an entity that operated independently of Dell Technologies. Consequently, these financial statements may not be indicative of ECD's future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had ECD operated as a separate entity apart from Dell Technologies during the periods presented.

B.	Summary of Significant Accounting Policies
Use of Accounting Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Revenue Recognition
ECD derives revenue from sales of its software licenses and services. ECD recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is probable. This policy is applicable to all sales, including sales to resellers and end-users.
License revenue consists of software licenses. ECD software applications provide customers with resource management, backup and archiving, information management and intelligence, and data analytics. Depending on the nature of the arrangement, revenue for software license sales is generally recognized upon shipment or electronic delivery. For certain arrangements, revenue is recognized based on usage or ratably over the term of the arrangement. License revenue from royalty arrangements is recognized upon either receipt of royalty reports or payments from third parties.
Services revenue consists of installation services, professional services, software maintenance and training. ECD recognizes revenue from support or maintenance contracts ratably over the contract period and recognizes the costs associated with these contracts as incurred. Generally, professional services are not considered essential to the functionality of products as these services do not alter the product capabilities and may be performed by customers or other vendors. Professional services revenues are recognized using the proportional performance method, which recognizes revenue based on labor costs incurred in proportion to total expected labor costs to perform the service.
When more than one element such as software and services is contained in a single arrangement, revenue is allocated to the undelivered elements based upon their fair value using vendor-specific objective evidence ("VSOE") with the residual revenue allocated to the delivered elements. If ECD cannot objectively determine the VSOE of the fair value of any undelivered software element, revenue is deferred for all software components until all elements are delivered and services have been performed, until fair value can objectively be determined for any remaining undelivered elements, or until software maintenance is the only undelivered element in which case revenue is recognized over the remaining maintenance term for all software elements.
ECD allocates the amount of revenue recognized for delivered elements to the amount that is not subject to forfeiture or refund or contingent on the future delivery of products or services.
ECD markets and sells its products through a direct sales force and indirect channels such as independent distributors and value-added resellers. For substantially all indirect sales, revenues are recognized on products sold to resellers and distributors when evidenced by a master distribution agreement, together with evidence of an end-user arrangement, on a transaction-by-transaction basis.

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

Deferred Revenue
Deferred revenue consists primarily of deferred software maintenance revenues and unearned license revenues, which are recognized ratably over the contract term, and deferred professional services, including training, which are recognized as these services are provided.
Allowance for Doubtful Accounts
ECD maintains an allowance for doubtful accounts for the estimated probable losses on uncollectible accounts receivable. The allowance is determined by assessing the creditworthiness of its customers, the historical experience of its channel partners, the age of the receivable and current market and economic conditions.
Property, plant and equipment
Property, plant and equipment are recorded at cost. Depreciation commences when the asset is placed in service and is recognized on a straight-line basis over the estimated useful lives of the assets, as follows:

Furniture and fixtures	7-8 years
Equipment and software	2-5 years
Improvements	3-5 years
Capitalized products	3 years

Upon retirement or disposition, the asset cost and related accumulated depreciation are de-recognized with any gain or loss recognized in the results of operations. Repair and maintenance costs, including planned maintenance, are expensed as incurred.
Research and Development and Capitalized Software Development Costs
Research and development (“R&D”) costs are expensed as incurred. R&D costs include salaries and benefits, stock-based compensation, consulting expense, facilities related costs, material costs, depreciation expense, and travel costs.
Software development costs incurred subsequent to establishing technological feasibility through the general release of the software products are subject to capitalization. Capitalized costs are amortized straight-line over 24 months, which represents the estimated economic life of the products. GAAP requires that annual amortization expense of the capitalized software development costs be the greater of the amounts computed using the ratio of gross revenue to a products’ total current and anticipated revenues, or the straight-line method over the products’ remaining estimated economic life.
During 2016, amounts capitalized were $13.1 million and amortization expense was $23.0 million. During 2015, amounts capitalized were $15.7 million and amortization expense was $27.2 million, which included an impairment of $1.2 million related to a project write-off as stated in Statements of Cash Flows. Unamortized software development costs were $19.6 million and $26.9 million at December 31, 2016 and 2015, respectively, and are included in other assets, net in the balance sheets.
Long-lived Assets
Purchased intangible assets, other than goodwill, are amortized over their estimated useful lives which range from one to seventeen years. Intangible assets include goodwill, purchased technology, trademarks and tradenames, customer relationships and customer lists. The intangible assets are amortized based on the pattern in which the economic benefits of the intangible assets are estimated to be realized. Goodwill is not amortized and is carried at its historical cost.
ECD periodically reviews long-lived assets for impairment. Reviews are initiated whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. When performed, each impairment test, other than goodwill, is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value.
ECD tests goodwill for impairment in the fourth quarter of each year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The test is based on a comparison of the reporting unit's book value to its fair market value. Both qualitative and quantitative tests are performed on goodwill. When using a quantitative approach, fair value is estimated by employing various methodologies, including comparisons to similar industry companies as well as

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

discounted cash flow estimates. The determination of relevant comparable industry companies impacts the assessment of fair value. Should the operating performance of the reporting unit change in comparison to these companies or should the valuation of these companies change, this could impact the assessment of the fair value of the reporting unit. The discounted cash flow analyses factor in assumptions on revenue and expense growth rates. These estimates are based upon ECD’s historical experience and projections of future activity, factoring in customer demand, changes in technology and a cost structure necessary to achieve the related revenues. Additionally, these discounted cash flow analyses factor in expected amounts of working capital and weighted average cost of capital. Changes in judgments on any of these factors could materially impact the value of the reporting unit.
The Merger was considered to be a triggering event for a goodwill and long-lived asset impairment test. Accordingly, ECD performed an impairment test as of September 7, 2016 and also during the fourth quarter of fiscal 2016. Refer to footnote E for additional details. There were no impairments for the years ended December 31, 2016 and 2015.
Income Taxes
Historically, ECD operated as product and service lines within the group of Dell Technologies legal entities, thus the calculation of income taxes for ECD required judgment and use of both estimates and allocations. Historical and current ECD-related foreign tax credits, federal and state research credits and net operating losses have been fully applied against Dell Technologies’s consolidated returns as ECD is included in Dell Technologies’s consolidated U.S. federal and state income tax returns. For the purposes of these consolidated financial statements, ECD’s income tax expense and deferred tax balances have been recorded as if ECD had filed on a tax return separate from Dell Technologies.
ECD began fiscal year 2014 with no foreign tax credits or R&D credits. Deferred tax assets and liabilities generated since then but not utilized on a separate return basis will be carried forward.
As part of the process of preparing the consolidated financial statements, ECD is required to estimate its provision for income taxes in each of the jurisdictions in which it operates. This process involves estimating actual current tax exposure, including assessing the risks associated with tax audits, together with assessing temporary differences resulting from the different treatment of items for tax and financial reporting purposes. These differences result in deferred tax assets and liabilities, which are included within the balance sheets. ECD assesses the likelihood that its deferred tax assets will be realized through future taxable income and will record a valuation allowance, if necessary, to reduce gross deferred tax assets to an amount that ECD believes is more likely than not to be realized. In the event that actual results differ from these estimates, the provision for income taxes could be materially impacted.
Sales Taxes
Sales and other taxes collected from customers and subsequently remitted to government authorities are recorded as accounts receivable with a corresponding offset recorded to sales taxes payable. These balances are removed from the balance sheet as cash is collected from customers and remitted to the tax authorities.
Accounting for Stock-Based Compensation
ECD has no separate employee stock compensation plans; however, certain employees of ECD participate in EMC’s stock-based compensation programs. At December 31, 2015, stock-based compensation awards held by ECD employees were outstanding under EMC’s stock plans. At December 31, 2016, no stock-based compensation awards were outstanding under EMC or Dell Technologies stock-based compensation plans for ECD employees because all outstanding awards of EMC stock was accelerated to vest and subsequently canceled as part of the Merger.
ECD uses the Black-Scholes option-pricing model to determine the fair value of its stock option awards. For stock options, restricted stock and restricted stock units, ECD recognizes compensation cost on a straight-line basis over the awards' vesting periods for those awards which contain only a service vesting feature. For awards with a performance condition vesting feature, when achievement of the performance condition is deemed probable, ECD recognizes compensation cost on a graded-vesting basis over the awards' expected vesting periods.

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

C.	Accounts Receivable, net
Accounts receivable, net consisted of the following (table in thousands):

	December 31, 2016	December 31, 2015
Billed receivables	$132,226	$139,404
Unbilled receivables	20,889	18,143
Allowance for doubtful accounts	(2,351)	(6,754)
Receivables, net	$150,764	$150,793
Unbilled receivables primarily represent professional services for which service has been provided and revenue has been recognized prior to period-end, but which have not been billed to the customer at period-end. ECD estimates substantially all of unbilled receivables at December 31, 2016 will be billed within one year.

D.	Property, Plant and Equipment
Property, plant and equipment consisted of the following (table in thousands):

	December 31, 2016	December 31, 2015
Furniture and fixtures	$170	$494
Equipment and software	44,093	50,372
Buildings and improvements	957	1,172
Capitalized products	2,265	1,547
Total property and equipment	47,485	53,585
Accumulated depreciation	(37,881)	(44,306)
Property, plant and equipment, net	$9,604	$9,279
Depreciation expense was $5.0 million and $4.0 million in 2016 and 2015, respectively. During the year ended December
31, 2016, ECD retired $11.4 million in fully depreciated assets.

E.	Intangible Assets and Goodwill
Intangible Assets
During the year ended December 31, 2016, there were no changes in the carrying amount of intangibles. Intangible assets, excluding goodwill, consisted of the following (table in thousands):

	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Purchased technology	$166,855	$(166,392)	$463
Trademarks and tradenames	10,060	(10,046)	14
Customer relationships and customer lists	183,100	(178,979)	4,121
Other	1,380	(1,380)	—
Total intangible assets, excluding goodwill	$361,395	$(356,797)	$4,598

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

	December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Purchased technology	$166,855	$(166,258)	$597
Trademarks and tradenames	10,060	(10,016)	44
Customer relationships and customer lists	183,100	(177,937)	5,163
Other	1,380	(1,380)	—
Total intangible assets, excluding goodwill	$361,395	$(355,591)	$5,804
Amortization expense on intangible assets was $1.2 million and $6.0 million in 2016 and 2015, respectively. As of December 31, 2016, amortization expense on intangible assets for the next five years is expected to be as follows (table in thousands):

Year	Amortization
2017	$743
2018	$591
2019	$487
2020	$473
2021	$463
Goodwill
There were no changes in the carrying amount of goodwill, net, for the years ended December 31, 2016 and 2015.
Valuation of Goodwill and Intangible Assets
In conjunction with the Merger, EMC explored a disposition of ECD. The completion of the Merger resulted in a triggering event for impairment testing of goodwill and long-lived assets. Accordingly, ECD management conducted an impairment test as of September 7, 2016 utilizing the quantitative testing approach for goodwill as described in footnote B. Based on the results of this test, the fair value of ECD was calculated to be $1.87 billion. As the fair value exceeded the carrying value of $1.70 billion, there was no resulting requirement to perform step two of the goodwill impairment test. The discount rate is the largest driver of the fair value calculation. Applying a sensitivity analysis, it was noted that an increase in the discount rate of 11% by 200 basis points would result in a goodwill impairment indicator requiring step two of the goodwill impairment test to be performed.
Based on its updated impairment testing, ECD management concluded that no impairment of ECD’s goodwill existed as of the Merger date. Further, ECD management periodically reviews long-lived assets for impairment. ECD initiates reviews for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test, other than goodwill, is based on a comparison of the un-discounted cash flows to the recorded value of the asset. There was no noted impairment of long-lived assets.
ECD performed a qualitative assessment as part of its annual fourth quarter goodwill impairment testing and noted that there were no additional factors identified that would require a re-assessment as of December 31, 2016.

F.	Accrued Expenses
Accrued expenses consisted of the following (tables in thousands):

	December 31, 2016	December 31, 2015
Salaries and benefits	$35,661	$32,667
Restructuring	2,797	10,027
Other	10,515	14,680
Total Accrued Expenses	$48,973	$57,374

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

G.	Income Taxes
For purposes of these financial statements, ECD’s income tax expense and deferred tax balances have been recorded as if ECD had filed on a separate return basis.
The provision (benefit) for income taxes for the years ended December 31, 2016 and 2015 consisted of the following (table in thousands):

	2016	2015
Federal:
Current	$11,350	$25,371
Deferred	9,700	(4,419)
	21,050	20,952
State:
Current	1,076	2,628
Deferred	1,063	(575)
	2,139	2,053
Foreign:
Current	2,367	3,012
Deferred	720	(44)
	3,087	2,968
Total provision for income taxes	$26,276	$25,973
The effective income tax rate is based upon income for the year, composition of the income in different countries, effect of tax law changes and adjustments, if any, for potential tax consequences, benefits and/or resolutions of tax audits or other tax contingencies. A reconciliation of our income tax provision to the statutory federal tax rate is as follows (tables in thousands, except for rates):

	2016		2015
Statutory federal tax rate	$41,130	35.00%	$46,120	35.00%
State taxes, net of federal taxes	2,160	1.84%	2,053	1.56%
Accounting for historical uncertain tax positions	(466)	(0.40)%	(504)	(0.38)%
Tax rate differential for international jurisdictions and other international related tax items	(15,198)	(12.93)%	(21,482)	(16.30)%
U.S. domestic production activities deduction	(187)	(0.16)%	(1,201)	(0.91)%
Permanent items	(1,163)	(0.99)%	987	0.75%
	$26,276	22.36%	$25,973	19.72%
Substantially all of the tax rate differential for international jurisdictions was driven by the earnings of our Irish operations.

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

The components of the deferred tax assets and liabilities are as follows (table in thousands):

	December 31, 2016		December 31, 2015
	Deferred Tax Asset	Deferred Tax Liability	Deferred Tax Asset	Deferred Tax Liability
Accounts receivable	$1,080	$—	$2,194	$—
Accrued expenses	9,287	—	14,312	—
Deferred revenue	3,660	—	3,161	—
Property, plant and equipment, net	—	(1,183)	73	—
Intangible and other assets, net	—	(9,354)	—	(10,196)
Equity	—	—	4,795	—
Credit carryforwards	203	—	203	—
Net operating losses	2,770	—	3,404	—
Total deferred tax assets and liabilities	$17,000	$(10,537)	$28,142	$(10,196)

ECD has gross federal net operating loss carryforwards of $7.2 million and $8.9 million at December 31, 2016 and 2015, respectively. These federal net operating loss carryforwards are subject to annual limitations under Section 382 of the Internal Revenue Code of 1986 (“Code”), as amended, for U.S. tax purposes. If not utilized, the federal net operating loss carryforwards will begin to expire in 2017. ECD has federal tax credit carryforwards of $0.2 million and $0.2 million at December 31, 2016 and 2015, respectively, which will begin to expire in 2019 if not utilized. These tax credit carryforwards are subject to annual limitations under Section 382 of the Code, as amended, for U.S. tax purposes.
Deferred income taxes have not been provided on basis differences related to investments in foreign subsidiaries. These basis differences consisted primarily of undistributed earnings permanently invested in these entities. Determination of the amount of unrecognized deferred income tax liability related to these earnings is not practicable.
The following table reflects changes in unrecognized tax benefits for the years ended December 31, 2016 and 2015 (table in thousands):

	2016	2015
Unrecognized tax benefits, beginning of year	$3,167	$3,562
Tax positions related to current year:
Additions	575	528
Tax positions related to prior years:
Reductions	(1,312)	(923)
Unrecognized tax benefits, end of year	$2,430	$3,167
As of December 31, 2016 and 2015, $2.4 million and $3.2 million, respectively, of the unrecognized tax benefits, if recognized, would have been recorded as a reduction to income tax expense.
ECD is part of Dell Technologies's consolidated tax return which is routinely under audit by the Internal Revenue Service (the “IRS”). Dell Technologies has concluded all U.S. federal income tax matters for years through 2008. In the third quarter of 2012, the IRS commenced a federal income tax audit for the tax years 2009 and 2010. The IRS completed their field audit for the tax years 2009 and 2010 and issued Revenue Agent Reports (“RARs”) in the first quarter of 2016. Dell Technologies disagrees with certain proposed adjustments and has filed a formal protest to the IRS Appeals Division. In the first quarter of 2015, the IRS commenced a federal income tax audit for the tax year 2011, which is still ongoing. ECD also has income tax audits in process in numerous state, local and international jurisdictions. Based on the timing and outcome of examinations of Dell Technologies, the result of the expiration of statutes of limitations for specific jurisdictions or the timing and result of ruling requests from taxing authorities, it is reasonably possible that the related unrecognized tax benefits could change from those recorded in ECD's balance sheets. Dell Technologies anticipates that several of these audits may be finalized within the next twelve months. While Dell Technologies expects the amount of unrecognized tax benefits to change in the next twelve months, Dell Technologies does not expect the change to have a significant impact on ECD's results of operations or financial position.

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

ECD recognizes interest expense and penalties related to income tax matters in income tax expense. No interest benefit was recognized in 2016 and $0.1 million in interest benefit was recognized in 2015. In addition to the unrecognized tax benefits noted above, the gross balance of the accrued interest and penalties was $0.6 million and $0.6 million as of December 31, 2016 and 2015, respectively.

H.	Stock-Based Compensation
ECD employees participated in the EMC Corporation 2003 Stock Plan (the “2003 Plan”), which provided for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units. The 2013 Plan was terminated as a result of the Merger.
The exercise price for a stock option shall not be less than 100% of the fair market value of EMC’s common stock on the date of grant. Options generally become exercisable in annual installments over a period of three to five years after the date of grant and expire ten years after the date of grant. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of common stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Grants of restricted stock awards or restricted stock units that vest only by the passage of time will not vest fully in less than three years after the date of grant.
Stock-based compensation cost is measured at the grant date based on the calculated fair value of the award. The expense is recognized over the employees' requisite service period, generally the vesting period of the award. The expense is amortized over the service period using the graded vesting method for restricted stock and restricted stock units. The following tables summarize the components of total Parent stock-based compensation expense included in ECD’s statements of operations for the years ended December 31, 2016 and 2015 (in thousands):

	2016	2015
Cost of product	$686	$1,074
Cost of services	12,300	7,804
Research and development	10,678	4,259
Selling, general and administrative	17,451	10,004
Restructuring	590	—
Total parent stock-based compensation	$41,705	$23,141
Included in the table above for the year ended December 31, 2016, is $27.0 million in stock-based compensation charges related to the acceleration of vesting of EMC stock options and RSUs as a result of the Merger. The accelerated stock compensation expense is considered a related party Parent stock compensation expense. Stock-based compensation accounting guidance requires this expense to be recorded at the subsidiary level.
The following table summarizes Parent restricted stock and restricted stock unit activity applicable to ECD since January 1, 2015 (shares in thousands):

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

	Number of Shares	Weighted Average Grant Date Fair Value
Restricted stock and restricted stock units outstanding at January 1, 2015	2,005	$26.85
Granted	1,163	26.37
Vested	(666)	26.48
Forfeited	(194)	27.08
Outstanding at December 31, 2015	2,308	26.73
Granted	27	26.24
Vested	(603)	26.90
Forfeited	(312)	26.39
Restricted stock and restricted stock units outstanding at September 7, 2016	1,420	$26.54
Accelerated for the Merger	(1,128)
Converted into Dell's Restricted Cash Plan	(292)
Restricted stock and restricted stock units outstanding at December 31, 2016	—
The total intrinsic values of restricted stock and restricted stock units that vested in 2015 were $17.9 million. As of December 31, 2015, restricted stock and restricted stock units representing 2.3 million shares were outstanding and unvested, with an aggregate intrinsic value of $61.7 million. Pursuant to the terms of the completed Dell and EMC Merger Agreement, all eligible outstanding restricted stock and restricted stock units vested upon the close of the transaction.
Incentive and Retention Compensation
During the period from September 7, 2016 to December 31, 2016, ECD incurred compensation costs related to Merger-related retention bonuses and ECD employees participating in Dell’s cash long-term incentive plan. The following tables summarize the components of total Parent incentive and retention compensation expense included in ECD’s statements of operations for the year ended December 31, 2016 (in thousands):

December 31, 2016
Cost of services	$3,667
Research and development	4,301
Selling, general and administrative	14,993
Restructuring	1,644
Total Parent incentive and retention compensation	$24,605
By analogy to stock-based compensation accounting guidance, these charges have been recorded at the subsidiary level as they relate to Parent compensation plans impacting ECD employees.

I.	Commitments and Contingencies
Operating Lease Commitments
ECD leases office space in Pleasanton, CA, which contains renewal options and escalation clauses and expires in 2018. Rent expense for 2016 and 2015 was $0.8 million and $1.3 million, respectively.
Minimum commitments under non-cancelable operating lease agreements as of December 31, 2016 are as follows (table in thousands):

Year	Amount
2017	$1,265
2018	648
Total minimum lease payments	$1,913

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

These commitments do not include lease commitments of any non-ECD subsidiaries of Dell Technologies to which ECD is not an obligor.
Guarantees and Indemnification Obligations
ECD occasionally enters into agreements in the ordinary course of business with, among others, customers, resellers, original equipment manufacturers (“OEMs”), systems integrators and distributors. Most of these agreements require ECD to indemnify the other party against third-party claims alleging that an ECD product infringes a patent and/or copyright. Certain agreements in which ECD grants limited licenses to specific ECD-trademarks require ECD to indemnify the other party against third-party claims alleging that the use of the licensed trademark infringes a third-party trademark. Certain of these agreements require ECD to indemnify the other party against certain claims relating to the loss or processing of data, to real or tangible personal property damage, personal injury or the acts or omissions of ECD, its employees, agents or representatives. In addition, from time to time, ECD has made certain guarantees regarding the performance of its systems. ECD also made certain guarantees for obligations of its subsidiaries.
ECD has agreements with certain vendors, financial institutions, lessors and service providers pursuant to which it has agreed to indemnify the other party for specified matters, such as acts and omissions of ECD, its employees, agents or representatives.
ECD has procurement or license agreements with respect to technology that is used in its products and agreements in which ECD obtained rights to a product from an OEM. Under some of these agreements, ECD has agreed to indemnify the supplier for certain claims that may be brought against such party with respect to ECD's acts or omissions relating to the supplied products or technologies.
Based upon ECD's historical experience and information known as of December 31, 2016, any liability on the above guarantees and indemnities at December 31, 2016 is not material.
Litigation
From time to time and in the normal course of business, various claims could be made against ECD. At this time and in the opinion of management, there are no pending claims for which the outcome is expected to result in a material adverse effect on the financial position or results of operations of ECD.

J.	Restructuring Charges
During the years ended December 31, 2016 and 2015, ECD incurred restructuring charges of $1.7 million and $16.7 million, respectively.
During 2016 and 2015, ECD implemented restructuring programs to create further operational efficiencies which resulted in workforce reductions of 15 and 145 positions, respectively. The actions impacted positions around the globe and all of these actions are expected to be completed or were completed within a year of the start of each program. The charge in fiscal 2016 of $1.9 million was offset by a benefit of $0.2 million.
During 2016 and 2015, ECD recognized $1.9 million and $5.0 million, respectively, of lease termination costs for facilities vacated in the period in accordance with its plan as part of all of its restructuring programs and for costs associated with terminating other contractual obligations.
The activity for the restructuring programs is presented below (tables in thousands):
Year Ended, December 31, 2016:

Category	Balance as of December 31, 2015	2016 Charges	Utilization	Balance as of December 31, 2016
Workforce reductions	$9,571	$(160)	$(8,326)	$1,085
Consolidation of excess facilities and other contractual obligations	4,999	1,909	(1,565)	5,343
Total	$14,570	$1,749	$(9,891)	$6,428

ENTERPRISE CONTENT DIVISION OF DELL TECHNOLOGIES, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(in thousands of U.S. Dollars, except share and per share amounts)

Year Ended, December 31, 2015:

Category	Balance as of December 31, 2014	2015 Charges	Utilization	Balance as of December 31, 2015
Workforce reductions	$6,404	$11,596	$(8,429)	$9,571
Consolidation of excess facilities and other contractual obligations	1,595	5,055	(1,651)	4,999
Total	$7,999	$16,651	$(10,080)	$14,570

K.	Related Party
Distributions to Parent
Net distributions to Parent for the years ended December 31, 2016 and 2015 were as follows (tables in thousands):

	2016	2015
Gross Distribution	$159,768	$164,015
Stock-based compensation expense contributed by Parent	(14,666)	(23,141)
Stock-based compensation accelerated due to Merger	(27,039)	—
Retention and incentive compensation from Parent	(24,605)	—
Corporate costs contributed by Parent	(8,505)	(8,936)
Distribution to Parent, net	$84,953	$131,938
Corporate Allocations
The statements of operations include the allocation of the following corporate costs (table in thousands):

Category	December 31, 2016	December 31, 2015
HR and employee-related	$1,786	$1,745
Legal	2,462	2,895
Finance	1,207	1,249
Allocated IT expenses	870	958
External communications	1,133	572
Executive management and governance	596	816
Other	451	701
Total corporate allocations	$8,505	$8,936
All allocations above were determined based on a percentage of ECD revenues to EMC’s total revenues, or as a percentage of ECD headcount to EMC’s total headcount, based on the nature of the corporate cost.

L.	Subsequent Events
These financial statements reflect management's evaluation of subsequent events, through March 31, 2017, the date the financial statements were available to be issued.